EX-99.77Q1 OTHR EXHB

ITEM 77Q(e) - COPIES OF ANY NEW OR AMENDED REGISTRANT INVESTMENT ADVISORY AND/OR SUB-ADVISORY CONTRACTS

PMC Diversified Equity Fund

Effective January 4, 2010, Envestnet Asset Management, Inc. entered into a Sub-Advisory Agreement with Delaware Management Company.  The Sub-Advisory Agreement was previously filed with Registrant's Post-Effective Amendment No. 174 to its registration statement on Form N-1A, filed on February 23, 2010, and is incorporated by reference.